Exhibit 99.1

News Release CONTACT: Mr. Frank Cesario, PHONE: 847-391-9492 INTERNET: iscoir@iscointl.com

ISCO INTERNATIONAL ANNOUNCES ELECTION OF A NEW CHAIRMAN,

EMPLOYMENT AGREEMENTS WITH KEY EXECUTIVES AND THE ADDITION

OF NEAL CAMPBELL

Elk Grove Village, IL (January 17, 2006) – ISCO International, Inc. (AMEX: ISO), a leading global supplier of radio-frequency management and interference-control systems for the wireless telecommunications industry, announced the resignation of Stuart Chase Van Wagenen from its Board of Directors and the appointment of Jim Fuentes as its new Chairman of the Board. It also reported the completion of new employment agreements with President and Chief Executive Officer John Thode as well as Chief Technology Officer Amr Abdelmonem. Finally, ISCO announced that Neal Campbell will be joining the company as Executive Vice President of Strategic Marketing.

Jim Fuentes – Chairman ISCO International

“We are extremely pleased to announce that Jim Fuentes has been unanimously appointed Chairman of the Board,” said John Thode, President & CEO ISCO. “Jim has made considerable contributions to our strategy, recruiting/retaining of key personnel, as well as in our continuing focus on good governance. Jim has a wealth of telecom experience and a contagious entrepreneurial spirit and vision. On behalf of the entire Board, we look forward to his leadership,” added Thode.

Fuentes, who is President & CEO of Clarity Communications Systems, Inc., joined the Board in November of 2003. He has since served on the ISCO’s Compensation and Audit Committees. Fuentes founded Clarity, a closely held wireless software and development company, in 1998 after ten years with Lucent Technologies/AT&T Bell Labs, three years with Northrop and six years with Lockheed where he was part of the famous ‘skunk works’ team. Jim has extensive experience in wireless, software, and telecommunications. He also serves on the Illinois Finance Authority and WESTEC Advisory Boards.

Fuentes commented, “The stockholders deserve the very best effort from their Board. I will work hard to justify the trust the Directors have placed in me, on behalf of our stockholders. ISCO is a very fine company with talented employees and strong, innovative management. We will continue to stay stubbornly focused on our customers needs by delivering high quality, technically innovative, tailored solutions.” Added Fuentes, “I am confident that ISCO has a bright future and the Board and I are dedicated to doing everything we can to ensure that success for the benefit of our stockholders and employees.”

Mr. Fuentes also stated Stuart Chase Van Wagenen resigned from the ISCO Board to pursue other endeavors. “Stuart has made some extraordinary contributions to this Company over the last four years through some very difficult and challenging times. His boundless energy on behalf of the Company, its employees and its shareholders will be missed. We all owe Stuart a debt of gratitude and sincerely wish him well in his pursuits.”

New Employment Agreements

“We are pleased to announce that both John Thode and Amr Abdelmonem have signed new employment agreements, thus locking in the architects of the strong positive momentum we built during 2005,” said Jim Fuentes, Chairman of ISCO.

“On behalf of Amr, I want to thank the Board and the entire team at ISCO for their trust and confidence. It is my sincere privilege to lead this team as we seek to continue our positive momentum and achieve the full potential for this company”, said Thode.

Copies of the employment agreements will be filed separately via Form 8K. “One important aspect of both agreements that should be highlighted relates to the equity compensation,” said Mr. Fuentes. “We are keenly aware of broad-based concerns over executive compensation and related transparency. For this and other reasons, the majority of Mr. Thode and Dr. Abdelmonem’s potential equity awards will be incentive based. This means they will need to be earned based upon significant ongoing improvements in the Company’s performance which, if met, we believe should benefit our stockholders. Additionally, Mr. Thode’s entire equity compensation will be subject to stockholder approval at our next annual stockholders’ meeting which we are planning to have in June, as we return to a more typical corporate calendar”, said Mr. Fuentes.

Neal Campbell Joins ISCO as EVP Strategic Marketing

ISCO is very proud to announce that Neal Campbell, a seasoned 20 year wireless telecom veteran, has agreed to join ISCO as Executive Vice President of Strategic Marketing and Next Generation Products. Neal will lead the Company’s plans to accelerate its efforts to more fully exploit its core assets into a more highly differentiated, competitive and compelling portfolio. “Neal was heavily-recruited as he has considerable telecom expertise in all aspects of the value chain from both a technical and marketing perspective”, said Mr. Thode. Neal joins us from Motorola where he held a number of senior positions most recently as VP & GM of Portfolio Planning and Marketing for the Mobile Device’s GSM business and before that VP & GM of Location Based Solutions, including the Motorola LEXICUS subsidiary. “Neal is an outstanding addition to our team and complements our capabilities, competencies, styles and personalities very nicely. Neal spent a good deal of time evaluating a number of opportunities and we believe his choice to join ISCO is a strong vote of confidence for our business and business plan”, added Thode.

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain “forward-looking statements” that reflect the Company’s current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as “anticipates,” “believes,” “estimates,” “expects,” “look,” “plans,” “intends” and similar expressions. These statements reflect the Company’s current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: market acceptance of the Company’s technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company’s ability to obtain additional financing in the future if necessary; the Company’s history of net losses and the lack of assurance that the Company’s earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company’s ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company’s products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company’s ability to attract and retain key personnel; the Company’s ability to protect its intellectual property, the risks associated with foreign operations and the risks of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” in the Exhibit section of the Company’s most recently filed Quarterly Report on Form 10-Q. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

Web site: http://www.iscointl.com

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